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                                                                    Exhibit 3.53

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 09/04/2002
                                                           020553871-3565247

                                STATE OF DELAWARE

                            LIMITED LIABILITY COMPANY
                            CERTIFICATE OF FORMATION

                                       OF

                       McDOWELL-WYOMING COAL COMPANY, LLC

FIRST:   The name of the limited liability company is:

         McDOWELL-WYOMING COAL COMPANY, LLC

SECOND:  The address of its registered office in the State of Delaware is:

                          2711 Centerville Road, Suite 400
                          Wilmington, Delaware 19808

         The name of its Registered Agent at such address is:

                 Corporation Service Company

THIRD:   The name and address of the authorized person is:

                 Peggy Doeden
                 Bartlit Beck Herman Palenchar & Scott
                 1899 Wynkoop Street, Suite 800
                 Denver, Colorado  80202

         The undersigned has executed this Certificate of Formation of McDowell-Wyoming Coal Company, LLC on this 4th day of September 2002.

                                               /s/ Peggy Doeden
                                               Peggy Doeden
                                               Authorized Person